UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2009

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

During our earnings conference call on October 27, 2009, we highlighted the following outlook for the fourth quarter 2009 and full year 2010.

(Dollar amounts are approximations)

For the fourth quarter of the year, we estimate our revenue to be approximately $307 million to $309 million.  We expect organic growth to be between negative 1% to 1.5%, the components of which are as follows: core pricing growth of approximately 4%; surcharges of approximately negative 1.9%; volume growth of between negative 4% to 4.5%; and recycling, intermodal and other growth of approximately 1%.  Operating income before depreciation, amortization and accretion expense is estimated to be between $93.5 million and $94.5 million, reflecting a margin of approximately 30.5%.  Depreciation and amortization expense is estimated to be approximately 11.2% of revenue.  Operating income is estimated to be approximately 19.3% of revenue.  We expect interest expense to be approximately $12.3 million, which includes $1.2 million of non-cash expense related to the new convertible debt pronouncement and $500,000 non-cash amortization of financing fees.  Noncontrolling interests expense is estimated to be $300,000.  We expect our effective tax rate to be about 38.5% for the fourth quarter.  We expect our fully diluted share count to be approximately 79.8 million shares, excluding the impact of any stock repurchase activity during the quarter.

We also expect to incur an approximate $9.5 million one time pre-tax expense in the fourth quarter, or about $5.8 million after tax, in conjunction with the termination of a notional $175 million of fixed interest rate swaps.

These fourth quarter estimates assume no change in the current economic environment and exclude the impact of any additional acquisitions that may be completed during the quarter and the expensing of acquisition-related costs.

For the full year 2010, we expect at least 6% revenue growth, approximately 4% of which is expected to be from acquisitions completed during 2009 but not reflected in full year 2009 results.  We estimate net pricing growth to be between 2% and 3% in 2010, and expect recycling growth to contribute an additional 0.5%.  We expect our margin for operating income before depreciation, amortization and accretion in 2010 to increase 0.5 percentage points compared to 2009.  We expect interest expense to be approximately $12.3 million per quarter in 2010 based on our current outstanding debt.  We expect capital expenditures in 2010 to range between $115 million and $120 million, and free cash flow is estimated to be approximately $200 million.

These estimates for 2010 exclude any potential improvement in the economy, improved performance from the assets purchased from Republic Services, Inc. and the impact of any additional acquisitions that may be completed.  The Company expects to provide full year 2010 guidance on its fourth quarter earnings call anticipated to be held in February 2010.

Operating income before depreciation, amortization and accretion is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  It should be used in conjunction with GAAP financial measures.  Management uses operating income before depreciation, amortization and accretion as a principal measure to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate this measure differently.

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations.  Other companies may calculate free cash flow differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (2) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) increases in the price of fuel may adversely affect our business and reduce our operating margins; (9) increases in labor and disposal and related transportation costs could impact our financial results; (10) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (14) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (15) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (16) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (17) our accruals for our landfill site closure and post-closure costs may be inadequate; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (30) we may not be able to obtain satisfactory regulatory approvals to operate acquired assets or consummate the acquisition of assets we seek to acquire; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; and (32) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	BY:	/s/ Worthing F. Jackman
Date: October 27, 2009		Worthing F. Jackman,
Executive Vice President and Chief
Financial Officer